Exhibit (a)

AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

WOORI BANK,

CITIBANK, N.A.,
as Depositary

AND

ALL HOLDERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES

ISSUED HEREUNDER

Dated as of [DATE]

i

ii

iii

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of [DATE], by and among (i) WOORI BANK, a corporation organized under the laws of the Republic of Korea, and its successors (the “Company”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America  acting in its capacity as depositary, and any successor depositary hereunder (the “Depositary”), and (iii) all Holders and Beneficial Owners from time to time of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, Woori Finance Holdings Co., Ltd. (“WFH”) (as a predecessor to the Company) and the Depositary previously entered into a Deposit Agreement, dated as of September 29, 2003 (the “Original Deposit Agreement”);

WHEREAS, pursuant to a merger of WFH with and into the Company, holders of WFH common stock will receive Shares (as hereinafter defined) in exchange for such common stock; and

WHEREAS, the Company desires to amend and restate the Original Deposit Agreement to provide for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and, if applicable, for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares;

NOW THEREFORE, in consideration of the premises the parties agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.1           Affiliate.  The term “Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act of 1933 (as hereinafter defined), or under any successor regulation thereto.

Section 1.2           American Depositary Share(s); ADS(s).  The terms “American Depositary Share(s)” or “ADS(s)” shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the ADR(s) issued to evidence such ADSs.  ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.10.  Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require.  Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of this Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), until there shall occur a distribution upon Deposited Securities referred to in Section 4.4 or a change in Deposited Securities referred to in Section 4.10 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Securities on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of this Deposit Agreement and the applicable ADR (if issued as a Certificated ADS).American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of this Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of this Deposit Agreement which prejudices any substantial existing right of “Holders” or “Beneficial Owners” (each as defined in the Original Deposit Agreement) shall not become effective as to “Holders” and “Beneficial Owners” of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by this Deposit Agreement shall have been given to the “Holders” of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

Section 1.3           Beneficial Owner.  The term “Beneficial Owner” shall mean as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS.  Notwithstanding anything else contained in this Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Securities, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of this Deposit Agreement be, the record holders only of the Deposited Securities represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs.  The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Securities held on behalf of the Holders and Beneficial Owners of ADSs.  The beneficial ownership interests in the Deposited Securities are intended to be, and shall at all times during the term of this Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Securities.  The beneficial ownership interests in the Deposited Securities shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of this Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs.  A Beneficial Owner of ADSs may or may not be the Holder of such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.  Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

Section 1.4           Certificated ADS(s).  The term “Certificated ADS(s)” shall have the meaning set forth in Section 2.10.

Section 1.5           Commission.  The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.6           Company.  The term “Company” shall mean Woori Bank, a corporation organized and existing under the laws of Korea, having its principal office at 51, Sogong-ro, Jung-gu, Seoul, Korea, and its successors.

Section 1.7           CSD.  The term “CSD” shall mean any institution authorized under the applicable law to effect book-entry transfers of securities of Korean corporations, which may include Korea Securities Depository.

Section 1.8           Custodian.  The term “Custodian” shall mean, as of the date hereof, Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.7, as substitute custodian or as additional custodian hereunder, as the context shall require, and the term “Custodian” shall mean all of them, collectively.

Section 1.9           Deliver; Deposit; Surrender; Transfer; Withdraw.  The terms “deliver”, “deposit”, “surrender”, “transfer” or “withdraw”, or their respective noun forms, (including to or by the Custodian) when used with respect to Shares shall refer, where the context requires, to (i) a book-entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or (ii) the physical transfer of certificates representing Shares.

Section 1.10           Deposit Agreement.  The term “Deposit Agreement” shall mean this amended and restated agreement as it may from time to time be amended in accordance with the terms hereof and all agreements supplemental hereto.

Section 1.11           Depositary.  The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.

Section 1.12           Deposited Securities.  The term “Deposited Securities” as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.7.  The collateral delivered in connection with pre-release transactions described in Section 5.11 shall not constitute Deposited Securities.  Notwithstanding anything else contained herein, the securities, cash and other property delivered to the Custodian and the Depositary in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Securities hereunder in all respects.

Section 1.13           Dollars.  The term “dollars” shall mean United States dollars.

Section 1.14           DTC.  The term “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.15           DTC Participant.  The term “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.  A DTC Participant may or may not be a Beneficial Owner.  If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

Section 1.16           Holder.  The term “Holder” shall mean the person (s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose.  A Holder may or may not be a Beneficial Owner.  If a Holder is not the Beneficial Owner of the  ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs  registered in its name.  The “Holders” (as defined in the Original Deposit Agreement) of American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of this Deposit Agreement.

Section 1.17           Korea.  The term “Korea” shall mean The Republic of Korea.

Section 1.18           NYSE.  The term “NYSE” shall mean the New York Stock Exchange, Inc.

Section 1.19           Original Deposit Agreement.  The term “Original Deposit Agreement” shall mean the Deposit Agreement, dated as of September 29, 2003, by and among WFH (as predecessor to the Company), the Depositary, and all Holders and Beneficial Owners from time to time of the American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

Section 1.20           Principal Office.  The term “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 388 Greenwich Street, 14th Floor, New York, New York  10013, U.S.A.

Section 1.21           Receipts; ADRs.  The term “Receipts” or “ADRs” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt or ADR may evidence any number of American Depositary Shares and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”  Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

Section 1.22           Registrar.  The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

Section 1.23           Restricted Securities.  The term “Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act of 1933 (as hereinafter defined) or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Korea, or under a shareholder agreement or the Articles of Incorporation of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act of 1933 (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

Section 1.24           Restricted ADR(s); Restricted ADS(s); Restricted Shares.  The terms “Restricted ADR(s)”, “Restricted ADS(s)” and “Restricted Shares” shall have the respective meanings set forth in Section 2.11.

Section 1.25           Securities Act of 1933.  The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.26           Securities Exchange Act of 1934.  The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.27           Share Registrar.  The term “Share Registrar” shall mean the Korea Securities Depository or any other institution organized under the laws of Korea appointed by the Company to carry out the duties of registrar for the Shares, and any successor thereto.

Section 1.28           Shares.  The term “Shares” shall mean any shares of the common stock, par value 5,000 Won per share, of the Company and shall include evidence of rights to receive such shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

Section 1.29           Subsidiary.  The term “Subsidiary” shall mean an entity in which the Company owns or otherwise controls, directly or indirectly through one or more intermediaries, 50% or more of the outstanding equity interests in such entity.

Section 1.30           Uncertificated ADS(s).  The term “Uncertificated ADS(s)” shall have the meaning set forth in Section 2.10.

Section 1.31           United States.  The term “United States” shall have the meaning assigned to it under Regulation S under the Securities Act of 1933.

Section 1.32           WFH.  The term “WFH” shall have the meaning set forth in the recitals to this Deposit Agreement.

Section 1.33           Won.  The term “Won” shall mean Korean Won.

ARTICLE II

BOOK-ENTRY SYSTEM, FORM OF RECEIPTS,
DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1           Form and Transferability of ADSs.

Form.  Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  ADRs may be issued under this Deposit Agreement in denominations of any whole number of ADSs.  The ADRs shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in this Deposit Agreement or required by law.  ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs.  No ADR  and no Certificated ADS evidenced thereby shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Original Deposit Agreement which from and after the date hereof becomes subject to the terms of this Deposit Agreement in all respects).ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.  The Registrar shall maintain books in which each ADS so issued as hereinafter provided and the transfer of each such ADR shall be registered.  The  ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

(a) Legends.  The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of this Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) required by any book-entry system in which the ADSs are held.  Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(b) Title.  Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under this Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(c) Book-Entry Systems.  The Depositary shall make all necessary arrangements for the acceptance of the ADSs into DTC.  All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”) .  As such, the nominee for DTC will be the only “Holder” of all ADSs held through DTC.  Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

Section 2.2           Deposit of Shares.  Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.9) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian.  Every deposit of Shares shall be accompanied by  the following:  (A) (i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, and (ii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Share Registrar or of the CSD, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be  so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited, (D) if the Depositary so requires, evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in Korea, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.  Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except as contemplated by Section 2.11) nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

Each of the Depositary and the Custodian shall refuse to accept Shares for deposit whenever it has been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.5, that such deposit would result in any violation of applicable laws, or the Company’s Articles of Incorporation, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined by the Company.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.

Section 2.3           Issuance of ADSs.  The Depositary has made arrangements with the Custodian for the Custodian to notify the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 2.2, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders’ register maintained by or on behalf of the Company by the Share Registrar on the books of the CSD, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered.  Such notification may be made by letter, cable, telex, SWIFT message or, at the request, risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs (as set forth in Section 5.6 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s).  The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, ADR(s) evidencing whole numbers of ADSs.  Nothing herein shall prohibit any pre-release transaction upon the terms set forth in this Deposit Agreement.

Section 2.4           Registration and Safekeeping of Deposited Securities.  The Depositary shall instruct the Custodian upon each Delivery of registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such Shares, together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Share Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either.  Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary or a nominee of the Depositary, in each case, on behalf of the Holders and Beneficial Owners, at such place(s) as the Depositary or the Custodian shall determine.  Notwithstanding anything else contained in this Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Securities, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities.  Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Securities, in each case only on behalf of the Holders and Beneficial Owners of the ADSs representing the Deposited Securities, upon the terms set forth in this Deposit Agreement and, if applicable, the ADR(s) representing the ADSs.  The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Securities on behalf of the Holders and Beneficial Owners of ADSs representing the Deposited Securities, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

Section 2.5           Transfer of Receipts; Combination and Split-up of Receipts.  The Registrar, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall, without unreasonable delay, register transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law; provided, however, that the Registrar shall refuse to register any transfer of an ADR if such registration would cause the total number of Shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of Shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.5 and notified in writing, from time to time, to the Registrar.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of ADSs requested, evidencing the same class and aggregate number of ADSs as the Receipt or Receipts surrendered.  In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

Section 2.6           Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender and cancellation of Receipts (as set forth on Exhibit B hereto) and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of this Deposit Agreement, the ownership restrictions referred to in Section 3.5 and applicable laws and regulations of Korea, the Holder of such Receipt shall be entitled to physical delivery, to him or upon his order, or to electronic delivery or book-entry transfer to an account in Korea or, if permissible under applicable Korean law, outside Korea designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, as the case may be; provided, that such withdrawals of Shares constituting Deposited Securities are not permitted unless and until such Shares are listed on the Korea Stock Exchange.  Subject to applicable Korean laws and regulations, physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent of such Holder in Korea or to such Holder or as ordered by him.  Physical or electronic delivery or book-entry transfer of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.  The person requesting withdrawal of Deposited Securities for delivery to someone other than the Holder shall, if requested by the Depositary, deliver to the Depositary a written order directing it to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations.  Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver the Deposited Securities at the principal office of such Custodian, subject to Sections 2.5, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions.

The Depositary shall not accept for surrender ADSs representing less than one Share.  In the case of the delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or this Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.7           Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of a Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, and may, but is not obligated to, require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended during any period when the transfer books of the Depositary, the shareholders’ register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time.  Notwithstanding anything else herein to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.8           Lost Receipts, Etc.  In case any ADR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute, register and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder’s ownership thereof.

Section 2.9           Cancellation and Destruction of Surrendered Receipts.  All Receipts physically surrendered to the Depositary shall be canceled by the Depositary.  Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.  The Depositary is authorized to destroy Receipts so canceled.

Section 2.10           Certificated/Uncertificated ADSs.  Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by Receipts (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by Receipts, the “Certificated ADS(s)”).  When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities.  Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose.  Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs.  Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s).  Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no Receipt(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders’ Uncertificated ADSs under the terms of Section 6.2 of this Deposit Agreement.  When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.3, 4.4, 4.5 and 4.10, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs.  All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10.  The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10.  Any references in this Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s).  Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.10) and (b) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs.

Section 2.11           Restricted ADSs.  The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Securities in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”).  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of this Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the Receipts evidencing such Restricted ADSs, the “Restricted ADRs”).  Notwithstanding anything contained in this Section 2.11, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate.  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws.  The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as Certificated ADSs), or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn.  The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted ADSs shall not be eligible for pre-release transactions.  The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs.  The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Deposit Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer.  Except as set forth in this Section 2.11 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of this Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.11) and (b) the terms of (i) this Section 2.11 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.11 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.11 and the other Shares held on deposit under the terms of this Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted Receipts and ADSs on the same terms as, and fully fungible with, the other Receipts and ADSs issued and outstanding under the terms of this Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.11 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other Receipts and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for pre-release transactions and for inclusion in the applicable book-entry settlement systems.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS

Section 3.1           Filing Proofs; Certifications and Other Information.  Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of this Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or on the shareholders’ register of the Company) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under this Deposit Agreement and the applicable ADR(s).  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations and warranties are made.  The Depositary shall, at the Company’s request, provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, exchange control approval or written representations or warranties which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal.  Except to the extent that information is readily accessible from the records of the Depositary, the Depositary shall not be required to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2           Liability of Holders and Beneficial Owners for Taxes and Other Charges.  If any Korean or other tax or governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the ADSs evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary and any Beneficial Owner of such Receipt shall be liable to the Holder therefor.  The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or, subject to Section 7.8, any withdrawal of Deposited Securities represented by the ADSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (including any taxes or expenses arising out of such sale), the Holder and the Beneficial Owners of such Receipt remaining liable for any deficiency.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including any refund of taxes or reduced rate of withholding at source) obtained for such Holder and/or Beneficial Owner (as applicable).

Section 3.3           Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or Receipts.  Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, outstanding, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.11), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.4           Disclosure of Beneficial Ownership.  The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the ADSs evidenced by an ADR, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

Section 3.5           Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding certain limits under applicable law or under the Company’s Articles of Incorporation.  The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer would result in the total number of Shares represented by the ADSs beneficially owned by a single holder to exceed such limit as the Company may, from time to time, notify the Depositary.  The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner who holds ADSs in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations (and the cancellation of such ADSs), if and to the extent such disposition is permitted by applicable law.  Nothing herein shall be interpreted as obligating the Depositary to ensure compliance with the ownership restrictions described in this Section 3.5.  Each Holder and Beneficial Owner agrees to file reports to the extent required by Korean laws and regulations as indicated by the Company from time to time.

ARTICLE IV

RIGHTS RELATING TO THE DEPOSITED SECURITIES;
CERTAIN OBLIGATIONS OF THE DEPOSITARY

Section 4.1           Power of Attorney.  The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in this Deposit Agreement and the applicable ADRs.  Each Holder and Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Section 3.5 and this Article IV, and to take such further steps or action as the Depositary in its reasonable discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

Section 4.2           Cash Distributions; Withholding of Taxes and other Governmental Charges.  Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution of any cash dividend or other cash distribution on any Deposited Securities, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish a record date upon the terms described in Section 4.8.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities or upon the receipt of proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution and subject to applicable Korean laws and regulations and the provisions of Section 4.7, cause the conversion as promptly as practicable of such dividend or distribution into dollars, and promptly distribute such amount to the Holders entitled thereto as of the record date in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of ADSs representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding.  The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Section 4.3           Distributions Other Than Cash, Shares or Rights.  Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, cause the securities or property so received to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.8 hereof, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Company, commercially feasible for accomplishing such distribution subject to any applicable laws or regulations of Korea; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea, if such distribution is commercially feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such commercially feasible method as the Depositary shall have adopted.

Section 4.4           Distributions in Shares.  Whenever the Depositary shall receive timely notice from the Company of its intent to make any distribution upon any Deposited Securities that consists of a dividend in, or free distribution of, Shares, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish a record date upon the terms described in Section 4.8.  The Custodian shall be required, subject to applicable law, to accept such Shares for deposit pursuant to this Deposit Agreement and, upon receipt of confirmation of such deposit, the Depositary shall (subject to Section 5.6) either (i) distribute to the Holders of outstanding Receipts entitled thereto, as of the record date, in proportion to the number of ADSs representing Deposited Securities held by them respectively as of the record date, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of ADSs representing the aggregate number of Shares so received, in either case, after deduction or upon payment of the fees and expenses of the Depositary.  If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as of the record date as in the case of a distribution received in cash.  In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars.  To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed in accordance with this Section, each ADS shall thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.5           Elective Distributions in Cash or Shares.  Subject to applicable Korean law, whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares other than as provided in Sections 4.3 or 4.4, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of ADSs and specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution.  Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is commercially feasible and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.9.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Korea in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.2 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.4 (provided that in the case of (Y), the Shares have been deposited pursuant to Section 4.4).  If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.8) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs) if the conditions set forth above are not satisfied.  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Section 4.6           Rights.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs.  Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.9, and (iii) the Depositary shall have determined that such distribution of rights is commercially feasible.  In the event all conditions set forth above are satisfied, the Depositary shall establish a record date (upon the terms described in Section 4.8) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise) in proportion to the number of ADSs held, (y) to enable the Holders (or holders of warrants) to exercise such rights or warrants (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and, if applicable, to enable Holders or holders of warrants, as the case may be, to sell or transfer such rights or warrants, as the case may be, and (z) to deliver ADSs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs) if the conditions set forth above are not satisfied.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights and subsequent distribution of proceeds as contemplated below.

If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.9 or determines it is not lawful or commercially feasible to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and commercially feasible to sell such rights, in a riskless principal capacity, at such places and upon such terms (including public or private sale) as it may deem proper and commercially feasible.  The Depositary shall consult with the Company to determine whether such actions are lawful and commercially feasible.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.2.

If at the time of the offering of any rights, the Depositary and the Company determine that it is lawful and commercially feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, upon the request by the Company, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem commercially feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders.

If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.

Neither the Depositary nor the Company shall be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such rights available to Holders in general or any Holders in particular that is not due to its negligence, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise.  The Depositary shall not be responsible for the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.6, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws.  If Korean law requires the Depositary to obtain approval or license from a governmental agency to effect a sale of rights, the Depositary may file an application for such approval or license as it may deem desirable, in good faith.  Such requirements may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the costs and expenses of the Depositary associated with disposal of rights.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.7           Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive foreign currency other than dollars (in this Section 4.7, hereinafter referred to as foreign currency), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights which can, in the reasonable judgment of the Depositary and pursuant to applicable law, be converted on a commercially feasible basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, in good faith.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the good faith opinion of the Depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute, pursuant to applicable law, the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of the Holders for whom such conversion and distribution is not practicable.

Section 4.8           Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares.  Subject to the provisions of Sections 4.2 through 4.7 and to the other terms and conditions of this Deposit Agreement, the Holders at the close of business in New York on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of ADSs held by them respectively or with respect to such other matter.

Section 4.9           Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in Section 4.8 for determining the Holders entitled to give instructions for the exercise of voting rights.  The notice shall be provided by the Company in English to the Depositary, with the Company using its reasonable good faith efforts to deliver such notice to the Depositary at least twenty one (21) days in advance of such meeting.  The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company’s shareholders’ meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall distribute to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instructions may be given.  Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.

Notwithstanding anything contained in this Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Upon the timely request of a Holder of ADSs on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs in accordance with the instructions set forth in such request.  Holders and Beneficial Owners acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely distribution of such notices to the Holders of ADSs, and that the Holders of ADSs may not receive such notices sufficiently in advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary.  The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with the written voting instructions (including those instructions in electronic form) from Holders or in accordance with the provisions of this Section 4.9.  To the extent the Depositary does not receive instructions from the Holders on or prior to such date, the Depositary shall vote or cause to be voted the Deposited Securities in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.

Notwithstanding anything else contained in this Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall, if requested and at the expense of the Company, deliver to the Company copies of all voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs at such meeting.  A Holder or Beneficial Owner of ADSs shall not be entitled to give any instructions with respect to voting rights associated with ADSs held by such Holder if and to the extent the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit which the Company may, from time to time, notify the Depositary.  The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

The Company acknowledges and agrees that the provisions of Section 5.10 herein shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to this Section 4.9.

Section 4.10           Changes Affecting Deposited Securities.  Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the ADSs shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence.  Alternatively, the Depositary may, with the Company’s approval and pursuant to applicable law, and shall, at the Company’s request and pursuant to applicable law, and subject to Section 5.9 herein, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing such ADSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders in the reasonable judgment of the Depositary and its counsel after consultation with the Company, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.2.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such securities available to Holders in general or to any Holder in particular that is not due to its negligence, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall, subject to applicable law, give notice thereof in writing, at the Company’s expense, to all Holders.

Section 4.11           Transmittal by the Depositary of Company Notices, Reports and Communications.  The Depositary shall make available for inspection by Holders at its Principal Office and at the office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.8.

Section 4.12           Taxation.  Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines, based on the advice of counsel, that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor or other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall, if commercially feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.  The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law.  The Depositary or the Custodian will take reasonable administrative actions to provide Holders in a timely manner the required forms or documents to allow Holders and Beneficial Owners to obtain a reduced withholding of tax at source on dividends and other distributions on the Deposited Securities, capital gains and other taxes, and other benefits under applicable tax treaties or laws.  The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty.  The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates (other than Affiliates that are Holders or Beneficial Owners) against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder or Beneficial Owner pursuant to this Section.

Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company or its agent shall make such deductions (if any) which, by the laws of Korea, the Company or its agent is required to make in respect of any income, capital gains or other taxes and the Company or its agent may also deduct the amount of any tax or governmental charges payable by the Company or its agent or for which the Company or its agent might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company and its agent shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which such Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company or its agent evidence of the residency of such Holder or Beneficial Owner that is accepted by the relevant tax authorities of Korea.  If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case,  in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company other than as specified below.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.  Upon request, the Depositary shall promptly provide (i) each Holder and (ii) each person that was a Holder during the period to which the information applies, a copy of such information provided to the Depositary.

Section 4.13           Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, is required to file or submit certain reports with the Commission.  These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of this Deposit Agreement) at 100 F Street, N.E., Washington D.C.  20549.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1           Maintenance of Office and Transfer Books by the Depositary.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at its Principal Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders and the Company; provided, that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

Upon notice to the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or system or systems.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon notice to the Company.

Section 5.2 Lists of Holders.  Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names ADSs are registered on the books of the Depositary.  Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Company upon reasonable request.

Section 5.3           Obligations of the Depositary, the Custodian and the Company.  The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, including for any consequential or punitive damages for any breach of the terms of this Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its obligations set forth in this Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners of Receipts or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), including for any consequential or punitive damages for any breach of the terms of this Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its duties set forth in this Deposit Agreement.

The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary and its agents nor the Company shall be liable for any failure by the Depositary to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote; provided, that any such action or omission is in good faith and without negligence and in accordance with the terms of this Deposit Agreement.  Neither the Depositary nor the Company shall incur any liability for any failure to determine that any distribution or action may be lawful or commercially feasible, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party or for allowing any rights to lapse upon the terms of this Deposit Agreement.  The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders, for any inaccuracy of any translation thereof (provided the Depositary was not involved in translating such information), for the validity or worth of the Deposited Securities or for the failure or timeliness of any notice from the Company.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Section 5.4           Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner if, by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God, terrorism or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADSs.

Section 5.5           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by ninety (90) days’ prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by ninety (90) days’ prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder.  Any such successor depositary shall at its own cost promptly distribute notice of its appointment to all Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.6           ADS Fees and Charges.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares for issuance of ADSs or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay the ADS fees and charges identified as payable by them respectively in the ADS fee schedule attached hereto as Exhibit B.  All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be payable by the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges will be deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee will be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn will charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to this Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree to in writing from time to time.  The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.  The obligation of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of this Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.5, the right to collect ADS fee, charges and expenses shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

Section 5.7           The Custodian.  The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder.  The Depositary has initially appointed Korea Securities Depository as custodian and agent of the Depositary for the purpose of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it.  If the Depositary receives a notice of the resignation of the Custodian and upon effectiveness of such resignation there would be no Custodian hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder.  Such resignation of the Custodian shall take effect upon the appointment of a successor custodian and its acceptance of such appointment.  The Depositary, after consultation with the Company, when it determines that it is appropriate to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder.  Immediately upon any change of Custodian or appointment of additional Custodians, the Depositary shall at its own expense give notice thereof in writing to all Holders.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.8 Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian and the Depositary a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities; provided, however, with respect to any meeting in which the holders of Shares or other Deposited Securities are entitled to exercise voting rights, the Company agree to transmit to the Depositary a copy of the notice thereof immediately upon finalization by the Company of the form and substance of such notice, with the Company using its reasonable good faith efforts to deliver such notice to the Depositary at least twenty one (21) days prior to such meeting.

The Company shall furnish to the Depositary (i) annual reports in English (to the extent required by applicable regulations of the Commission), which will include a review of operations, and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles of the United States (“U.S. GAAP”) or, at the sole discretion of the Company, in conformity with generally accepted accounting principles of Korea (“Korean GAAP”), with a reconciliation of net income and shareholders’ equity to U.S. GAAP, if prepared pursuant to the Securities Exchange Act of 1934, within 180 days after the end of the fiscal year, (ii) an English translation of its unaudited non-consolidated financial statements prepared in conformity with Korean GAAP for the first six months of the fiscal year (to the extent required by applicable regulations of the Commission) within 90 days after the end of the first six months of the fiscal year, (iii) English versions of all other reports (other than the Company’s annual report to shareholders and semiannual or any other periodic interim report to shareholders) and communications (to the extent required by applicable regulations of the Commission) that are made generally available to holders of Shares of the Company and (iv) such quantities as the Depositary may reasonably request of the notices and summaries referred to in preceding clauses (i), (ii) and (iii).

The Depositary shall arrange at the Company’s expense for prompt distribution to all Holders of copies of all such notices, summaries, reports and communications that are furnished to it by the Company for distribution to Holders.  The Depositary may, but shall not be required to, at the Company’s expense, obtain English translations or adequate English summaries of any notices, reports or communications which are not furnished to the Depositary in English text.

The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian copies of this Deposit Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Shares, and (b) made generally available to the holders of Shares by the Company.

Additionally, the Company agrees that if, and so long as, the ADSs are listed on the NYSE and if, and so long as, required by the rules or regulations of the NYSE, the Company will publish all notices to holders of Shares in such manner as required by the NYSE.

Section 5.9           Issuance of Additional Shares, Etc.  The Company agrees that in the event it or any of its Subsidiaries proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934 and the securities laws of the states of the U.S.).  In support of the foregoing, the Company will furnish to the Depositary, if so required after consultation with the Company, (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act of 1933 to be in effect or (2) is exempt from the registration requirements of the Securities Act of 1933 and (b) an opinion of Korean counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Korea and (2) all requisite regulatory consents and approvals have been obtained in Korea.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act of 1933, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act of 1933 or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act of 1933.  The Company agrees with the Depositary that neither the Company nor any of its Subsidiaries will at any time (x) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Subsidiary, or (y) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act of 1933 and, if applicable, the Securities Exchange Act of 1934 or have been registered under the Securities Act of 1933 and, if applicable, the Securities Exchange Act of 1934 (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.10           Indemnification.  The Company agrees to indemnify the Depositary and each Custodian and their respective officers, directors and employees against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise (a) in connection with the offer, issuance, sale, resale, deposit, withdrawal or transfer of ADRs, ADSs or Shares, as the case may be, or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the ADSs. The Depositary agrees to indemnify the Company and its officers, directors and employees and held each of them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.  With respect to any liability or expense of the Company, its officers, directors or employees arising out of acts negligently performed or omitted to be performed by the Custodian, the Depositary agrees to assign to the Company, to the extent of such liability or expense, such chose in action in respect of such negligent performance or non-performance as the Depositary may have against the Custodian pursuant to the terms of the Custodian Agreement.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

The obligations set forth in this Section 5.10 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

Section 5.11           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Section 5.11 and Section 3.5 and applicable Korean law, the Depositary, its Affiliates and their agents may own and deal in any class of securities of the Company and its Affiliates and in ADSs.  The Depositary may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.2 and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.6, including ADSs which were issued under (i) above but for which Shares may not have been received; further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to Section 4.4 or 4.6, unless requested by the Company and to the extent permitted by applicable Korean law.  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such transaction shall be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the pre-release transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such pre-release transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems reasonably appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such pre-release transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate; further, provided, however, that the Depositary shall not enter into any transaction under (i) or (ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary’s entering into of any such transaction.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in pre-release transactions with any one person on a case-by-case basis as it deems appropriate; provided, however, that the Depositary shall not enter into any transaction under (i) or (ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary’s entering into of any such transaction..  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1           Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts in accordance with Section 7.5 hereof.  Notice of any amendment to this Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by this Deposit Agreement and Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement and the ADRs at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to this Deposit Agreement and the ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2           Termination.  The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section  5.4 of this Deposit Agreement, the Depositary may terminate this Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The date so fixed for termination of this Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date.”  Until the Termination Date, the Depositary shall continue to perform all of its obligations under this Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under this Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under this Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of this Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities and sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, (ii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.6 of this Deposit Agreement), and (iii) take such actions as may be required under applicable law in connection with its role as Depositary under this Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under this Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.6 of this Deposit Agreement), (ii) its obligations under Section 5.10, and (iii) as may be required at law in connection with the termination of this Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under this Deposit Agreement, except for its obligations to the Depositary under Sections 5.6, 5.10 and 7.6 of this Deposit Agreement.  The obligations under the terms of this Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of this Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1           Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

Section 7.2           No Third Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and their permitted successors and assigns and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.  Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

Section 7.3           Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4           Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and the Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance thereof or any beneficial interest therein.

Section 7.5           Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Woori Bank, 51, Sogong-ro, Jung-gu, Seoul, Korea, Attention:  Finance & Planning Department (fax:  82-2-2002-5626), or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York  10013, U.S.A., Attention:  Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Notwithstanding anything else contained herein, delivery of a notice sent to the Depositary or to the Company by facsimile or electronic messaging shall not be deemed to be effective unless and until a confirmation receipt is sent by the Depositary or the Company, as the case may be, to the sender of such facsimile or electronic message.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.  Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) from the date when a duly addressed letter containing the same is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service or at the time when a confirmation thereof is produced in the case of a cable, telex or facsimile transmission, without regard for the actual receipt or time of actual receipt thereof by a Holder.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective one day after the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.6 Governing Law.  This Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Notwithstanding anything contained in this Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Korea (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company hereby designates, appoints and empowers Woori Bank New York Agency (the “Agent”) now at 245 Park Avenue, 43rd Floor, New York, New York 10167 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary.  The Company further hereby consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent, with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof.  The Company and the Depositary each irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company and the Depositary each irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter existing or arising between the Company and the Depositary out of, or in connection with, this Deposit Agreement, any ADR or the Deposited Securities.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.  The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

Section 7.7 Prohibition of Assignment.  Neither the Depositary nor the Company may assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the prior written consent of the other.

Section 7.8           Compliance with United States Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Section 7.9           Korean Law References.  Any summary of Korean laws and regulations and of the terms of the Company’s Articles of Incorporation set forth in this Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary.  While such summaries are believed by the Company to be accurate as of the date of this Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company’s Articles of Incorporation may change after the date of this Deposit Agreement.  Neither the Depositary nor the Company has any obligation under the terms of this Deposit Agreement to update any such summaries.

Section 7.10           Amendment and Restatement.  The Depositary shall arrange to have new ADRs printed that reflect the form of ADR attached to this Deposit Agreement.  All ADRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto.  However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under this Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of this Deposit Agreement to all holders of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform holders of American depositary shares issued as “certificated American depositary shares” and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more ADR(s) issued pursuant to this Deposit Agreement.

Holders and Beneficial Owners of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects, provided, however, that any term of this Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Original Deposit Agreement shall not become effective as to such Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by this Deposit Agreement shall have been given to holders of such American depositary shares outstanding as of the date hereof.

IN WITNESS WHEREOF, WOORI BANK and CITIBANK, N.A. have duly executed this Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts in accordance with the terms hereof or upon acquisition of any beneficial interest in such Receipts.
WOORI BANK By: _____________________________ Name: Title: CITIBANK, N.A. By: _____________________________ Name: Title:

EXHIBIT A

Number _______________	CUSIP Number _______________ AMERICAN DEPOSITARY SHARES (EACH AMERICAN DEPOSITARY SHARE REPRESENTING THREE (3) COMMON SHARES)

(FORM OF FACE OF ADR)
AMERICAN DEPOSITARY RECEIPT
FOR
AMERICAN DEPOSITARY SHARES
representing
DEPOSITED SHARES OF COMMON STOCK,
PAR VALUE 5,000 SOUTH KOREAN WON PER SHARE OF
WOORI BANK

(a company organized under the laws of the Republic of Korea)
CITIBANK, N.A., a national banking association organized under the laws of the United States of America, as Depositary (the “Depositary”), hereby certifies that __________ is the owner of that number of American Depositary Shares indicated on the records of the Depositary, representing deposited shares of the common stock, par value 5,000 South Korean Won per share, or evidence of rights to receive such shares (“Shares”), of Woori Bank, a company organized under the laws of the Republic of Korea (the “Company”).  At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents three (3) Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Korea Securities Depository.  The number of Shares represented by each ADS is subject to change as provided in Article IV of the Deposit Agreement.

1.           The Deposit Agreement.  This American Depositary Receipt is one of an issue (herein called “ADRs” or “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of [DATE] (the “Deposit Agreement”), among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting a Receipt or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and at the principal office of the Custodian.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

2.           Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by this Receipt, and upon payment of the fee of the Depositary for the surrender and cancellation of this Receipt (as set forth in paragraph (7) of this Receipt and Exhibit B of the Deposit Agreement) and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Deposit Agreement, the ownership restrictions referred to in Section 3.5 of the Deposit Agreement and applicable laws and regulations of Korea, the Holder hereof shall be entitled to physical delivery, to him or upon his order, or to electronic delivery or book-entry transfer to an account in Korea or, if permissible under applicable Korean law, outside Korea designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by this Receipt or constituting such beneficial interest, as the case may be; provided, that such withdrawals of Shares constituting Deposited Securities are not permitted unless and until such Shares are listed on the Korea Stock Exchange.  Subject to applicable Korean laws and regulations, physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent of such Holder in Korea or to such Holder or as ordered by him.  Physical or electronic delivery or book-entry transfer of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. The person requesting withdrawal of Deposited Securities for delivery to someone other than the Holder shall, if requested by the Depositary, deliver to the Depositary a written order directing it to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations.

Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver the Deposited Securities at the principal office of such Custodian, subject to Sections 2.5, 3.1 and 3.2 and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions.

The Depositary shall not accept for surrender ADSs representing less than one Share.  In the case of the delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms of the Deposit Agreement, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in this Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

3.           Transfer of Receipts; Combination and Split-up of Receipts.  The Registrar, subject to the terms and conditions of the Deposit Agreement and any Receipt, shall, without unreasonable delay, register transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law; provided, however, that the Registrar shall refuse to register any transfer of an ADR if such registration would cause the total number of Shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of Shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.5 of the Deposit Agreement and notified in writing, from time to time, to the Registrar.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of ADSs requested, evidencing the same class and aggregate number of ADSs as the Receipt or Receipts surrendered.  In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Deposit Agreement.

4.           Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of a Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, and may, but is not obligated to, require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner, upon acceptance of this Receipt issued in accordance with the terms hereof or any beneficial interest therein, thereby agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Deposit Agreement or this Receipt and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or on the shareholders’ register of the Company) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this Receipt.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 of the Deposit Agreement, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations and warranties are made.  The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended during any period when the transfer books of the Depositary, the shareholders’ register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time.  Notwithstanding anything else herein to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).  Without limitation to the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

5.           Liability of Holders and Beneficial Owners For Taxes and Other Charges.  If any Korean or other tax or other governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the ADSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and any Beneficial Owners hereof shall be liable to the Holder therefor.  The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or, subject to Section 7.8 of the Deposit Agreement any withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (including any taxes or expenses arising out of such sale), the Holder and the Beneficial Owners hereof remaining liable for any deficiency.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit (including any refund of taxes or reduced rate of withholding at source) obtained for such Holder and/or Beneficial Owner (as applicable).

Dated:
CITIBANK, N.A., as Depositary By: __________________________ Vice President

The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.

(FORM OF REVERSE OF RECEIPT)
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

6.           Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or Receipts.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, outstanding, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.11 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

7.           ADS Fees and Charges.  The following ADS fees are payable under the terms of the Deposit Agreement:

(i)
ADS Issuance Fee:  by any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
ADS Cancellation Fee:  by any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or by any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a)  stock dividends or other free stock distributions or (b) exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares); and

(vi)	Depositary Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

The Company, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;
(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;
(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company.  All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this Receipt and the terms of the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.  The charges and expenses of the Custodian or any agent of the Depositary are for the sole account of the Depositary.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be payable by the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges will be deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee will be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn will charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree to in writing from time to time.  The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree to in writing from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.  The obligation of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.5 of the Deposit Agreement, the right to collect ADS fee, charges and expenses shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

8.           Title to Receipts.  Subject to the limitations set forth herein or in the Deposit Agreement, when this Receipt is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to each ADS evidenced hereby) shall be transferable by delivery as in the case of a certificated security under the laws of the State of New York.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt as the absolute owner of such Receipt for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of a Receipt or any Beneficial Owner unless such holder is the Holder of such Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

9.           Validity of Receipt.  This Receipt and the ADS(s) evidenced thereby shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt shall have been dated, signed, countersigned and registered and as provided in Section 2.1 of the Deposit Agreement.  Receipts bearing the manual or facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

10.           Disclosure of Beneficial Ownership and Ownership Restrictions.  The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the ADSs evidenced by an ADR, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding certain limits under applicable law or under the Company’s Articles of Incorporation.  The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer would result in the total number of Shares represented by the ADSs beneficially owned by a single holder to exceed such limit as the Company may, from time to time, notify the Depositary.  The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner who holds ADSs in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations (and the cancellation of such ADSs), if and to the extent such disposition is permitted by applicable law.  Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary to ensure compliance with the ownership restrictions described herein or in Section 3.5 of the Deposit Agreement.
Each Holder and Beneficial Owner agrees to file reports to the extent required by Korean laws and regulations as indicated by the Company from time to time.

11.           Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, is required to file or submit certain reports with the Commission.  These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement, at 100 F Street, N.E., Washington D.C. 20549.

12.           Dividends and Distributions; Rights.  Whenever the Depositary shall receive timely notice from the Company of its intent to make a distribution of any cash dividend or other cash distribution on any Deposited Securities, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish a record date upon the terms described in Section 4.8 of the Deposit Agreement.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities or upon the receipt of proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution and subject to applicable Korean laws and regulations and the provisions of Section 4.7 of the Deposit Agreement, cause the conversion as promptly as practicable of such dividend or distribution into dollars, and promptly distribute such amount to the Holders entitled thereto as of the record date in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of ADSs representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding.  The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, cause the securities or property so received to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.8 of the Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Company, commercially feasible for accomplishing such distribution subject to any applicable laws or regulations of Korea; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea, if such distribution is commercially feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such commercially feasible method as the Depositary shall have adopted.

Whenever the Depositary shall receive timely notice from the Company of its intent to make any distribution upon any Deposited Securities that consists of a dividend in, or free distribution of, Shares, specifying the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution, the Depositary shall establish a record date upon the terms described in Section 4.8 of the Deposit Agreement.  The Custodian shall be required, subject to applicable law, to accept such Shares for deposit pursuant to the Deposit Agreement and, upon receipt of confirmation of such deposit, the Depositary shall (subject to Section 5.6 of the Deposit Agreement) either (i) distribute to the Holders of outstanding Receipts entitled thereto, as of the record date, in proportion to the number of ADSs representing Deposited Securities held by them respectively as of the record date, additional Receipts for an aggregate number of the Deposit Agreement of ADSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of ADSs representing the aggregate number of Shares so received, in either case, after deduction or upon payment of the fees and expenses of the Depositary.  If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as of the record date as in the case of a distribution received in cash.  In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars.  To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed in accordance with this paragraph and the Deposit Agreement, each ADS shall thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby.

Subject to applicable Korean law, whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, other than as provided in Sections 4.3 or 4.4 of the Deposit Agreement, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of ADSs and specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution.  Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is commercially feasible and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.9 of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Korea in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.2 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.4 of the Deposit Agreement (provided that in the case of (Y), the Shares have been deposited pursuant to Section 4.4 of the Deposit Agreement).  If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.8 of the Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs) if the conditions set forth above are not satisfied.  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of ADSs.  Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such rights available to the Holders.  The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.9 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is commercially feasible.  In the event all conditions set forth above are satisfied, the Depositary shall establish a record date (upon the terms described in Section 4.8 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise) in proportion to the number of ADSs held, (y) to enable the Holders (or holders of warrants) to exercise such rights or warrants (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and, if applicable, to enable Holders or holders of warrants, as the case may be, to sell or transfer such rights or warrants, as the case may be, and (z) to deliver ADSs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs) if the conditions set forth above are not satisfied.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights and subsequent distribution of proceeds as contemplated below.

If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.9 of the Deposit Agreement or determines it is not lawful or commercially feasible to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and commercially feasible to sell such rights, in a riskless principal capacity, at such places and upon such terms (including public or private sale) as it may deem proper and commercially feasible.  The Depositary shall consult with the Company to determine whether such actions are lawful and commercially feasible.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.2 of the Deposit Agreement.

If at the time of the offering of any rights, the Depositary and the Company determine that it is lawful and commercially feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, upon the request by the Company, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem commercially feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders.

If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.

Neither the Depositary nor the Company shall be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such rights available to Holders in general or any Holders in particular that is not due to its negligence, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise.  The Depositary shall not be responsible for the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in Section 4.6 of the Deposit Agreement, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws.  If Korean law requires the Depositary to obtain approval or license from a governmental agency to effect a sale of rights, the Depositary may file an application for such approval or license as it may deem desirable, in good faith.  Such requirements may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the costs and expenses of the Depositary associated with disposal of rights.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

13.           Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares.  Subject to the provisions of Sections 4.2 through 4.7 and to the other terms and conditions of the Deposit Agreement, the Holders at the close of business in New York on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of ADSs held by them respectively or with respect to such other matter.

14.           Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in Section 4.8 of the Deposit Agreement for determining the Holders entitled to give instructions for the exercise of voting rights.  The notice shall be provided by the Company in English to the Depositary, with the Company using its reasonable good faith efforts to deliver such notice to the Depositary at least twenty one (21) days in advance of such meeting.  The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company’s shareholders’ meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall distribute to Holders as soon as practicable after receipt of the same by the Depositary, together with:  (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instructions may be given.  Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.

Notwithstanding anything contained in the Deposit Agreement or this Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies, from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Upon the timely request of a Holder of ADSs on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs in accordance with the instructions set forth in such request.  Holders and Beneficial Owners acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely distribution of such notices to the Holders of ADSs, and that the Holders of ADSs may not receive such notices sufficiently in advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions.  Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with the written voting instructions (including those instructions in electronic form) from Holders or in accordance with the provisions of Section 4.9 of the Deposit Agreement.

To extent the Depositary does not receive instructions from the Holders on or prior to such date, the Depositary shall vote or cause to be voted the Deposited Securities in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.

Notwithstanding anything else contained in the Deposit Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall, if requested and at the expense of the Company, deliver to the Company copies of all voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting.  A Holder or Beneficial Owner of ADSs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit which the Company may, from time to time, notify the Depositary.  The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

The Company acknowledges and agrees that the provisions of Section 5.10 of the Deposit Agreement shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to Section 4.9 of the Deposit Agreement.

15.           Changes Affecting Deposited Securities.  Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which will be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the ADSs shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence. Alternatively, the Depositary may, with the Company’s approval and pursuant to applicable law, and shall, at the Company’s request and pursuant to applicable law, and subject to Section 5.9 of the Deposit Agreement, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing such ADSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders in the reasonable judgment of the Depositary and its counsel after consultation with the Company, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.2 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such securities available to Holders in general or to any Holder in particular that is not due to its negligence, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.10 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall, subject to applicable law, give notice thereof in writing, at the Company’s expense, to all Holders.

16.           Reports; Inspection of Transfer Books.  The Depositary shall make available for inspection by Holders at its Principal Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in Section 5.8 of the Deposit Agreement.  The Depositary shall keep books at its Principal Office for the registration of Receipts and transfers of Receipts which at all reasonable times will be open for inspection by Holders and the Company; provided, that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.  Upon notice to the Company, the Depositary may close the transfer books, at any time or from time or time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

17.           Taxation.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines, based on the advice of counsel, that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor or other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall, if commercially feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

18.           Liability of the Company and Depositary.  Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner if, by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God, terrorism or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs.  The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, including for any consequential or punitive damages for any breach of the terms of this Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its obligations set forth in this Deposit Agreement.  The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement or this Receipt to Holders, Beneficial Owners of Receipts or other persons (including, without limitation, liability with respect to the validity or worth of the Deposit Securities), including for any consequential or punitive damages for any breach of the terms of the Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its obligations as are specifically set forth in the Deposit Agreement.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary and its agents nor the Company shall be liable for any failure by the Depositary to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote; provided, that any such action or omission is in good faith and without negligence and in accordance with the terms of the Deposit Agreement.  Neither the Depositary nor the Company shall incur any liability for any failure to determine that any distribution or action may be lawful or commercially feasible, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party or for allowing any rights to lapse upon the terms of the Deposit Agreement.  The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders, for any inaccuracy of any translation thereof (provided the Depositary was not involved in translating such information), for the validity or worth of the Deposited Securities or for the failure or timeliness of any notice from the Company.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of Sections 5.11 and 3.5 of the Deposit Agreement and applicable Korean law, the Depositary, its Affiliates and their agents may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.6 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received; further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to Sections 4.4 or 4.6 of the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable Korean law.  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such transaction shall be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the pre-release transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such pre-release transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems reasonably appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such pre-release transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate; further, provided, however, that the Depositary shall not enter into any transaction under (i) or (ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary’s entering into of any such transaction.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in pre-release transactions with any one person on a case-by-case basis as it deems appropriate; provided, however, that the Depositary shall not enter into any transaction under (i) or (ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary’s entering into of any such transaction.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

20.           Resignation and Removal of Depositary; Substitution of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by ninety (90) days’ prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by ninety (90) days’ prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary, after consultation with the Company, when it determines that it is appropriate to do so, may appoint a substitute or an additional custodian, which shall thereafter be a “Custodian” under the Deposit Agreement.  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder.  Any such successor depositary shall at its own cost promptly distribute notice of its appointment to all Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

21.           Amendment of Deposit Agreement and Receipts.  This Receipt and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts in accordance with Section 7.5 of the Deposit Agreement.  Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties to the Deposit Agreement agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold this Receipt or to own any beneficial interest herein, to consent and agree to such amendment and to be bound by the Deposit Agreement and this Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender this Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and this Receipt in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

22.           Termination of Deposit Agreement.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date.”  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities and sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, (ii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set for the in Section 5.6 of the Deposit Agreement), and (iii) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.6 of the Deposit Agreement), (ii) its obligations under Section 5.10 of the Deposit Agreement and (iii) as may be required at law in connection with the termination of the Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.6, 5.10 and 7.6 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

23.           Governing Law.  The Deposit Agreement and this Receipt shall be interpreted in accordance with, and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof.  Notwithstanding anything contained in the Deposit Agreement, this Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Korea (or, if applicable, such other laws as may govern the Deposited Securities).

24.           Power of Attorney.  Pursuant to the Deposit Agreement, he Company appointed the Depositary as depositary for the Deposited Securities and thereby authorized and directed the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable ADRs.  Each Holder and Beneficial Owner, upon acceptance of this Receipt issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein or in the Deposit Agreement with respect to the Deposited Securities, including but not limited to those set forth in Section 3.5 and Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its reasonable discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________
(Please insert social security or other                                                                        (Please print or typewrite name and address
identifying number of assignee)                                                                        of assignee)
the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints _______________________________________________ attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated: ___________________________	Signature ___________________________

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement or any change whatever.  If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.  All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Amended and Restated Deposit Agreement.

I.           ADS Fees
The following ADS fees are payable under the terms of the Amended and Restated Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2) Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3) Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

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II.           Charges
The Company, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADS charges under the terms of the Amended and Restated Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;
(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Amended and Restated Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;
(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

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